BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                            High Ridge Commons
                                                              Suites 400 - 403
                                                   200 Haddonfield Berlin Road
                                                           Gibbsboro, NJ 08026



Securities and Exchange Commission
Washington, DC 20549


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 17, 2005, relating to the consolidated financial statements of Global Concepts, Ltd. and Subsidiaries, which appears in such Registration Statement. Additionally, we consent to the use of our quarterly reviewed Global Concepts, Ltd. and Subsidiaries condensed consolidated financial statements for the six months ended June 30, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Bagell, Josephs, Levine & Company, L.L.C.
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Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
August 15, 2005